EXHIBIT 10.1
CONSOLIDATED GRAPHICS, INC.
LONG-TERM INCENTIVE PLAN, AS AMENDED
RESTRICTED STOCK UNIT AGREEMENT
For [Executive]
This Restricted Stock Unit Agreement (“Agreement”) is executed and made effective as of [Date] (“Grant Date”) by and between Consolidated Graphics, Inc. (“Company”) and [Executive] (“Executive”). Any capitalized term used but not defined herein shall have the meaning given such term in the Consolidated Graphics, Inc. Long-Term Incentive Plan, as amended (“Plan”).
1. Grant of Restricted Stock Units. Pursuant to the Plan, Executive is hereby awarded restricted stock units covering [number of] shares of Common Stock (“RS Units”). On any day, the value of an RS Unit shall equal the Fair Market Value of a share of Common Stock of the Company. All of the RS Units shall be subject to the prohibition on the transfer of the RS Units and the obligations to forfeit the RS Units to the Company (“Forfeiture Obligations”), as set forth in Section 4 of this Agreement. The number of any then-outstanding RS Units shall be adjusted pro-rata for any stock dividend, split or reverse-split enacted by the Company subsequent to the Grant Date.
2. Effect of the Plan. The RS Units awarded to Executive are subject to all of the terms and conditions of the Plan, which terms and conditions are incorporated herein for all purposes, and of this Agreement, together with all rules and determinations from time to time issued by the Board of Directors of the Company (“Board”) and/or the Compensation Committee of the Board (“Committee”) pursuant to the Plan which are either (i) mandated by law or applicable statute, (ii) not adverse to Executive (by reference to the applicable provisions as of the Grant Date) or (iii) consented to by Executive.
3. Vesting of RS Units. Pursuant to the provisions of paragraph (c) of Section 4 below, the RS Units shall be deemed to vest ratably in equal increments on each [Calendar day] date following the Grant Date through [Date].
4. Restrictions. Executive hereby accepts the award of the RS Units and agrees with respect thereto as follows:
(a) No Transfer. Unless otherwise determined by the Committee, the RS Units shall not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred except by will or the laws of descent and distribution. Any attempted assignment of an RS Unit in violation of this Agreement shall be null and void. The Company shall not be required to honor the transfer of any RS Units that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan.

(b) Forfeiture Obligations. [Except as otherwise provided in Executive’s employment agreement dated [Date] (the “Employment Agreement” or Executive’s change in control agreement dated [Date], (the “Change in Control Agreement” and together with the Employment Agreement, the “Executive Agreements”)], if Executive’s employment with the Company terminates before all RS Units have vested, Executive (or Executive’s estate, as applicable) shall, for no consideration, forfeit to the Company all RS Units that have not vested as of the date of such termination.
(c) Lapse of Forfeiture Obligations/Vesting. [Except as otherwise provided in the Executive Agreements], if Executive provides continuous service to the Company until [calendar day] of the calendar year immediately preceding the [first, et al.] anniversary of the Grant Date, the Forfeiture Obligations will lapse with respect to, and Executive shall be deemed to be vested in, [cumulative % by vesting period], respectively, of the RS Units. In each case, the number of RS Units with respect to which the Forfeiture Obligations will lapse and be deemed to be vested as a result will, as necessary, be rounded up to the next whole RS Unit.
(d) No Rights of a Stockholder. Other than the rights provided in this Agreement, Executive shall not have any rights of a stockholder of the Company until such RS Units have vested and the related shares of Common Stock of the Company have been issued pursuant to the terms of this Agreement.
(e) Issuance of Common Stock. The Company will issue to Executive the shares of Common Stock underlying the vested RS Units on the date determined pursuant to the provisions of Section [9] below. Evidence of the issuance of the Common Stock pursuant to this Agreement may be accomplished in such manner as the Company or its authorized representatives shall deem appropriate, including without limitation electronic registration, book-entry registration or issuance of a certificate or certificates in the name of Executive or in the name of such other party or parties as the Company and its authorized representatives shall deem appropriate. If the Common Stock issued pursuant to this Agreement [(including the Executive Agreements)] remains subject to any additional restrictions, the Company and its authorized representatives shall be entitled to take such actions as reasonably necessary to ensure that Executive is prohibited from entering into any transaction which would violate any such restrictions, until such restrictions lapse.
5. Community Interest of Spouse. The community interest, if any, of any spouse of Executive in any of the RS Units shall be subject to all of the terms, conditions and restrictions of this Agreement and the Plan, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Executive’s interest in such RS Units to be so forfeited and surrendered pursuant to this Agreement.
6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Executive.
7. [Executive Agreements. Notwithstanding any language in this Agreement to the contrary, to the extent of any conflict between this Agreement and the Executive Agreements, the terms of the Executive Agreements shall control (except with respect to the provisions of Section 9 below which shall control).]

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8. Required Withholding. The Executive acknowledges that the lapse of forfeiture obligations/vesting of the RS Units as set forth in paragraph (c) of Section 4 and the issuance of Common Stock by the Company pursuant to paragraph (e) of Section 4 above (either or both being a “Withholding Event”) shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (“Required Withholding”). By execution of this Agreement, Executive shall be deemed to have authorized the Company to withhold from the Common Stock issued pursuant to this Agreement [(and including the Executive Agreements)], the shares of Common Stock necessary to satisfy Executive’s Required Withholding, if any. The amount of the Required Withholding and the number of shares of Common Stock required to satisfy Executive’s Required Withholding, if any, as well as the amount reflected on tax reports filed by the Company, shall be based on the closing price of the Common Stock on the day that a Withholding Event occurs. Notwithstanding the foregoing, the Company shall give notice to the Executive of the amount of Required Withholding in connection with each Withholding Event and Executive shall have the option to satisfy Executive’s Required Withholding by making payment of cash to the Company within five (5) business days of receiving such notice. The obligations of the Company under this Agreement shall be conditioned on such satisfaction of the Required Withholding by Executive.
9. Date of Issuance of Common Stock. The Company will issue to Executive the shares of Common Stock underlying the vested RS Units on the date elected by Executive on the Election Agreement attached hereto as Exhibit A or, if no such Election Agreement is attached hereto, on the earliest of the following dates: (i) the Executive’s [separation from service with the Company] [“Termination Date,” as such term is currently defined in the Employment Agreement (excluding, however, clause  _____  from such definition);] [(ii) a “Change in Control,” as such term is currently defined in the Change in Control Agreement (excluding, however, clauses  _____  and  _____  from such definition);] or (iii) the [calendar date] (or if [calendar date] shall fall on a Saturday, Sunday or federal holiday, the first business day thereafter) next following the end of the calendar year in which the Forfeiture Obligations lapse pursuant to paragraph (c) of Section 4 [(or otherwise are vested pursuant to the terms of the Executive Agreements)]. Notwithstanding the foregoing, if Executive is a “specified employee” (as defined in Internal Revenue Code Section 409A(a)(B)(i)) any issuance of the Common Stock on account of a separation from service with the Company (other than death) shall be delayed until the date that is six (6) months after the date of the Executive’s separation from service or, if earlier, the date of Executive’s death during such six (6)-month period.
10. Tax Consequences. Executive acknowledges that the tax consequences associated with the award of RS Units and the issuance of Common Stock by the Company to the Executive pursuant to this Agreement are complex and that the Company has urged Executive to review the federal, state and local tax consequences thereof with Executive’s own tax advisors. Executive is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Executive understands that Executive (and not the Company) is responsible for Executive’s tax liability arising as a result of this Agreement [(including the Executive Agreements, as applicable] and including any such liability arising under Section 409A of the Internal Revenue Code).
[signature pages follow]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an authorized officer and Executive has executed this Agreement, all as of the date first above written.

CONSOLIDATED GRAPHICS, INC.

By:

Name:
Title:

Signature Page 1 of 2

EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE RS UNITS SUBJECT TO THIS AWARD SHALL REMAIN SUBJECT TO THE FORFEITURE OBLIGATIONS PROVIDED FOR IN THIS AGREEMENT AND THE FORFEITURE OBLIGATIONS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF EXECUTIVE’S SERVICE TO THE COMPANY OR AS OTHERWISE PROVIDED IN THIS AGREEMENT [OR THE EXECUTIVE AGREEMENTS, AS APPLICABLE] AND NOT THROUGH THE ACT OF BEING GRANTED THE RS UNITS. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON EXECUTIVE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF EXECUTIVE’S SERVICE TO THE COMPANY. Executive acknowledges receipt of a copy of the Plan, represents that Executive is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Unit Award subject to all of the terms and provisions hereof and thereof. Executive has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement, and fully understands all provisions of this Agreement and the Plan.

EXECUTIVE

[Name]

Address:

Signature Page 2 of 2

Exhibit A
Election Agreement
I, [Executive], hereby elect to receive and the Company agrees to issue the shares of Common Stock underlying the vested RS Units granted hereunder on the earliest of the following dates:

☐	(i)	my [separation from service with the Company] [Termination Date (as defined in Paragraph 9 of this Agreement)]; (I understand that if I am a “specified employee” (as defined in Paragraph 9 of this Agreement, any issuance of the Common Stock on account of my separation from service (other than death), shall be delayed until the date that is six (6) months after such separation from service or, if earlier, the date of my death during such six (6)-month period.)

☐	(ii)	[a Change in Control (as defined in Paragraph 9 of this Agreement)

☐	(iii)]	, 2 (insert a specified date).
I acknowledge that if I fail to execute this Agreement by [date of agreement], I will receive the Common Stock on the date specified in Paragraph 9 of this Agreement. I further acknowledge that I have read Paragraph 10 of this Agreement and I understand that I am responsible for any tax liability arising under this Agreement, including any liability under Section 409A of the Internal Revenue Code.

Executive

Date

STATE OF [TEXAS]	§
§
COUNTY OF	§
BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this  _____  day of  _____  ,  _____  , personally appeared [Executive], to me known to be the identical person who subscribed his name to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.
GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written.

My Commission Expires:	Notary Public in and for the State of [Texas]